www.oxfordinc.com ICR Conference 2017

Thomas C. Chubb III Chairman, Chief Executive Officer and President INTRODUCTION

Safe Harbor This presentation includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of economic conditions on consumer demand and spending for apparel and related products, particularly in light of general economic uncertainty that continues to prevail, demand for our products, competitive conditions, timing of shipments requested by our wholesale customers, expected pricing levels, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, weather, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets, our ability to timely recognize our expected synergies from any acquisitions we pursue (including our recent acquisition of Southern Tide) and the impact of foreign operations on our consolidated effective tax rate. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 30, 2016 under the heading "Risk Factors" and those described from time to time in our future reports filed with the SEC. Non-GAAP Financial Information We report our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). To supplement these consolidated financial results, management believes that presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete charges or items, or a pro forma basis giving effect to our acquisition of the Southern Tide business may provide a more meaningful basis on which investors may compare our ongoing results of operations between periods. We also use these adjusted financial measures to discuss our business with investment and other financial institutions, our board of directors and others. Except where otherwise provided under “Basis of Presentation” below, reconciliations of these adjusted measures to the most directly comparable financial measures calculated in accordance with GAAP are presented in tables included at the end of our earnings release dated March 23, 2016. These reconciliations present adjusted operating results information for certain historical periods. Basis of Presentation All financial results included in this presentation are from continuing operations and all earnings per share amounts are on a diluted basis. The results from the Ben Sherman business, which was sold on July 17, 2015, are reflected as discontinued operations for all periods presented. In addition, we include in this presentation certain pro forma consolidated sales information; while we acquired the Southern Tide business on April 19, 2016, this pro forma consolidated information includes the sales from the Southern Tide business operations as if we had acquired those operations on the first day of our 2015 fiscal year. These fiscal 2015 Southern Tide sales consist of $38 million of sales. For comparative reference, on a GAAP basis, the Company’s consolidated revenue by operating group for fiscal 2015 were as follows: Tommy Bahama – 68%; Lilly Pulitzer – 21%; and Lanier Apparel – 11%. The pro forma information presented in these materials has not been prepared in accordance with Article 11 of Regulation S-X.

OUR MISSION To maximize long-term shareholder value

KEY SUCCESS DRIVERS Focus on long-term shareholder value Best people in the industry Dynamic portfolio of brands approach

Acquired Tommy Bahama Acquired Ben Sherman Acquired Lilly Pulitzer Acquired Southern Tide Divested Private Label Women’s Business Divested Ben Sherman Divested Private Label Men’s Business 2003 2004 2006 2010 2015 2016 WE ACHIEVED THESE RESULTS BY MANAGING A DYNAMIC PORTFOLIO OF LIFESTYLE BRANDS

WHAT WE HAVE DELIVERED GROWTH AND PROFITABILITY Total Shareholder Return 2003 – 2016 OXFORD S&P 500 510% 239%

WHAT WE HAVE DELIVERED GROWTH AND PROFITABILITY

Non-GAAP pro forma fiscal 2015 revenue, which includes $38 million of sales from the Southern Tide business operations that we acquired during the first quarter of fiscal 2016, as if we had acquired those operations on the first day of our 2015 fiscal year. See slide 3 under “Non-GAAP Financial Information” and “Basis of Presentation” for additional information relating to the pro forma fiscal 2015 sales. 65% 20% 11% 4% OUR PORTFOLIO TODAY

Our Strategy for Future Growth and Profitability To own, develop and use powerful, emotional brands to drive sustained, profitable growth

CAPITAL TO SUPPORT GROWTH – Debt Capacity $325 million Revolving Credit Facility $133 million of Availability (at 10-29-16) $100 million Accordion Feature Total Debt to EBITDA < 1 Access to Capital Markets

CAPITAL TO SUPPORT GROWTH – Strong Cash Flow Priorities for Cash • Investing in businesses we own • Paying a dividend to shareholders • Carefully vetted acquisitions • Debt reduction (in 000's) Fiscal 2014 Fiscal 2015 Cash Flow from Operations 95,409 105,373 Capital Expenditures 50,355 73,082 Dividends 13,873 16,640

GROWTH: Investing in Brands We Own DIGITAL • E-commerce • Mobile • Digital Marketing

GROWTH: Investing in Brands We Own OMNI-CHANNEL FULFILLMENT Satisfying Customer Demand Regardless of Origin Ongoing Upgrades and Enhancements to: • Facilities • Warehouse Management Systems • Order Management Systems • Planning and Allocation Systems • POS • E-commerce Platform

GROWTH: Investing in Brands We Own BRICKS AND MORTAR • New, Smaller Concepts • F&B, Entertainment • Deliver the Brand Experience

GROWTH: Carefully Vetted Acquisitions Brands with: • Powerful Emotional Connection • Clean Wholesale Distribution • DTC Opportunity • Strong Management Team Will consider: • Apparel and Accessories • Men’s and Women’s • Smaller Brands

HOLIDAY UPDATE December traffic and sales consistent with expectations

RESPONSE TO CHANGING MARKETPLACE Exploit already strong e-commerce presence Continue conservative bricks and mortar strategy Assess clearance and outlet approach Manage exposure to department stores

www.oxfordinc.com